Exhibit 99.1

FOR IMMEDIATE RELEASE: January 7, 2020

MMA Capital Holdings Announces the Prepayment of the MTA Note

BALTIMORE, January 7, 2020 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the “Company”) today announced the repayment of financing which the Company provided to affiliates of Hunt Investment Management, LLC (collectively, “Hunt”), its external manager, on January 8, 2018, in connection with the sale of various businesses and assets (the “MTA Note”), which was further amended on December 20, 2019.  Specifically, on January 3, 2020, Hunt made a $53.6 million prepayment of principal and interest on the MTA Note and, in connection with this prepayment, the MTA Note was terminated.

Michael Falcone, MMA Capital’s Chief Executive Officer stated, “In continuation of the previously announced transactions entered into in December, we are pleased to announce the full repayment and termination of the MTA Note.  The repayment creates financial flexibility for the Company as we manage our capital requirements and seek to maximize shareholder value.”

About MMAC

MMA Capital invests in debt associated with renewable energy infrastructure and real estate. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Credit Agreement and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”), filed with the United States Securities and Exchange Commission to which reference is hereby made. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this Release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this Release, whether as a result of new information, future events or otherwise.

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